UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 25, 2009

Ladenburg Thalmann Financial Services Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Florida	001-15799	650701248
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4400 Biscayne Blvd., 12th Floor, Miami, Florida		33137
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(212) 409-2000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

(a) On August 25, 2009, Ladenburg Thalmann Financial Services Inc. ("LTFS") entered into a seven-year, $10 million Forgivable Loan Agreement ("Loan Agreement") with National Financial Services LLC ("NFS"), a Fidelity Investments company. NFS is the primary clearing firm for Ladenburg Thalmann & Co. Inc, Investacorp, Inc. and Triad Advisors, Inc., LTFS' three principal broker-dealer subsidiaries (collectively, "BD Subsidiaries"). Each of the BD Subsidiaries extended the term of its clearing agreement with NFS for a seven-year period. During the term of the amended clearing agreements, NFS will become the exclusive clearing firm for each of the BD Subsidiaries.

LTFS will use the Loan Agreement proceeds to support its strategy to become a leader in the independent broker-dealer space.

Borrowings under the Loan Agreement accrue interest at the prime rate plus 2%. Principal and interest payments under the Loan Agreement will be forgiven on an annual basis if the BD Subsidiaries meet certain annual clearing revenue targets set forth in the Loan Agreement. Any principal amounts not forgiven will be due in August 2016. Any interest payments not forgiven are due annually. If during the loan term any principal amount is not forgiven, LTFS may cure such failure and have such principal forgiven in future years if the BD Subsidiaries exceed subsequent annual clearing revenue targets.

The Loan Agreement required the extension of the maturity date of the Credit Agreement, dated as of October 19, 2007, by and between LTFS and Frost Gamma Investments Trust ("Frost Credit Agreement"), so that it is coterminous with the Loan Agreement. Accordingly, on August 25, 2009, LTFS entered into Amendment No. 1 to the Credit Agreement with Frost Nevada Investments Trust, as assignee, to extend the maturity date thereunder to August 25, 2016.

The Loan Agreement contains other covenants and events of default that limit various matters including, limitations on the incurrence of additional indebtedness, minimum adjusted shareholders' equity levels and a prohibition on the termination of the Frost Credit Agreement. Upon the occurence of an event of default, the outstanding principal and interest under the Loan Agreement may be accelerated and become due and payable.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ladenburg Thalmann Financial Services Inc.

August 26, 2009	By:	/s/ Brett H. Kaufman

Name: Brett H. Kaufman
Title: Vice President and Chief Financial Officer